Exhibit 99.1
NEWS RELEASE

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. REPORTS FOURTH QUARTER AND FISCAL 2008 RESULTS
NASHVILLE, Tenn. (February 5, 2009) — O’Charley’s Inc. (Nasdaq: CHUX), a leading casual dining restaurant company, today reported operating results for the 12-week and 52-week periods ended December 28, 2008.

Summary Financial Results	Fourth Quarter		Full Year
(thousands, except per share data)	2008	2007	2008	2007

Reported
Revenues	$202,880	$215,208	$931,160	$977,752
(Loss) Income from Operations	$(63,057)	$1,813	$(102,698)	$17,827
Operating Margin	(31.1)%	0.8%	(11.0)%	1.8%
(Loss) Earnings per Diluted Share	$(3.34)	$0.03	$(6.34)	$0.31

Adjusted *
Revenues	$202,880	$215,208	$931,160	$977,752
Income from Operations	$920	$4,996	$11,978	$36,725
Operating Margin	0.5%	2.3%	1.3%	3.8%
(Loss) Earnings per Diluted Share	$(0.15)	$0.07	$(0.06)	$0.79

*	Non-GAAP financial measures. Reconciliations to GAAP financial measures presented in accompanying tables and include adjustments for non-cash goodwill and restaurant impairment charges, severance, relocation and recruiting costs.
Financial and Operating Highlights
•	Revenue was $202.9 million for the fourth quarter of fiscal 2008, and $931.2 million for the full fiscal year, compared to revenue of $215.2 million in the fourth quarter of fiscal 2007, and $977.8 million for the 2007 fiscal year. Same-store sales for the fourth quarter of 2008 declined 6.1 percent at O’Charley’s company-operated restaurants, 8.4 percent at Ninety Nine Restaurants, and 18.2 percent at Stoney River Legendary Steaks. Same-store sales for the 2008 fiscal year declined 4.1 percent at O’Charley’s company-operated restaurants, 5.2 percent at Ninety Nine Restaurants, and 9.1 percent at Stoney River Legendary Steaks.

CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
•	Restaurant-level margins, which the Company defines as restaurant sales less cost of food and beverage, payroll and benefits costs, and restaurant operating costs declined to 14.4 percent of restaurant sales in the fourth quarter from 15.9 percent in the prior year quarter. A number of factors contributed to this decline, including higher employee benefit, management labor and utility expenses; and the de-leveraging impact of reduced sales on rent and other fixed costs. For the full year, restaurant-level margin declined to 15.1 percent of restaurant sales from 17.4 percent in the prior year.

•	As set forth in the accompanying tables, results for the fourth quarter of 2008 and the full fiscal year include impairment charges, and severance and other costs associated with management changes. The results for the fourth quarter and full year 2007 included charges for restaurant impairments, charges associated with supply chain changes, and severance and other costs associated with management changes.

•	In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” the Company completed its calculation of the impairment charge for the goodwill associated with the acquisition of Ninety Nine Restaurants in 2003. In addition to the estimated goodwill impairment charge of $48.0 million recognized in the third quarter of 2008, the Company recognized an impairment charge of $45.1 million in the fourth quarter. During the fourth quarter, the Company also recognized a goodwill impairment charge of $0.6 million relating to Stoney River Legendary Steaks. With these impairment charges, all of the goodwill on the Company’s balance sheet has been fully written off.

•	In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” the Company recorded restaurant impairment charges of $15.4 million in the fourth quarter of 2008 for five O’Charley’s restaurants, nine Ninety Nine Restaurants, and two Stoney River Legendary Steaks restaurants, all of which will remain open, and other impairment-related adjustments. These non-cash impairment charges do not impact the Company’s operations or cash flow.
     “During the fourth quarter of 2008, we saw a continuation and acceleration of the negative trends that were evident throughout the fiscal year,” said Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. “With reductions in consumer spending due to worsening economic conditions, and increases in commodity, labor and utility costs, we continued to experience declining sales and contracting margins. In this environment, we remain focused on three things: driving sales by providing great food, beverages and service to our guests; controlling margins; and maintaining our financial flexibility. We believe that we are serving the best food in the casual dining segment, and we have seen meaningful improvement in our guest satisfaction measurements throughout the year. We have taken a number of steps to bring our cost structure in line with our reduced sales levels, including position reductions in our support centers, a Company-wide salary freeze, and a redesign of our hourly benefits programs. In order to maintain our financial flexibility, we have reduced our capital expenditure plans for 2009 to a range of between $15 million and $18 million from $47.9 million in 2008. The amendments to our revolving credit facility announced during the fourth quarter provide additional flexibility during these uncertain times.”

O’Charley’s Restaurants
CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
     Restaurant sales for company-operated O’Charley’s restaurants decreased 4.7 percent to $127.7 million for the fourth quarter, reflecting the decline in same-store sales, the addition of three new company-operated restaurants and the closing of one company-operated restaurant since the fourth quarter of 2007. The same-store sales decrease in the quarter of 6.1 percent was comprised of a 2.1 percent increase in average check offset by an 8.0 percent decrease in guest counts. Average check for company-operated restaurants in the fourth quarter was $13.21. One company-operated O’Charley’s restaurant opened during the fourth quarter, bringing the total number of company-operated restaurants to 232 at the end of the quarter.
     “We plan to sharpen our value message as we continue our focus on the great food and beverage offerings at O’Charley’s, which we believe are the best in our segment,” Burns said. “During the fourth quarter, we concluded our ‘All Stars’ promotion and introduced our ‘Together for the Holidays’ promotion.  The ‘Together for the Holidays’ promotion highlighted some great new products including the Apple Crunch Salad and Bacon Cheddar Steak Trio, which were featured in print and TV advertising.  Our O’Charley’s ‘Good Time Platters’ program continues to build momentum and also generates positive guest feedback.  On January 19th, we launched our first promotion of 2009.  The ‘Made for You Menu’ features new items including Southern-Fried Chicken Tacos and Chili Cheese Twisted Chips, and is supported by a new advertising campaign which includes a $7.99 introductory price.  We plan to launch a new menu in February with several great new brunch items.”
Ninety Nine Restaurants
     Restaurant sales for Ninety Nine decreased 7.0 percent to $64.5 million in the fourth quarter, reflecting the decline in same-store sales, the addition of two new restaurants and the closing of one restaurant since the fourth quarter of 2007. The same-store sales decrease in the quarter of 8.4 percent was comprised of a 1.4 percent increase in average check offset by a 9.7 percent decrease in guest counts. Average check in the fourth quarter was $15.24. One Ninety Nine restaurant closed subsequent to the end of 2008, bringing the total number of restaurants to 115.
     “During the fourth quarter, we concluded our “Incredibly Indulgent Flavors” Promotion which featured new menu items like Chicken Imperial, Butternut Squash Tortellachi with Grilled Chicken, Calypso Coconut Shrimp appetizer and Molten Chocolate Lava Cake,” Burns said. “Our “Deliciously Comforting Deals” promotion began in January and continues through March 1st.  This promotion features two great deals to choose from: a selection of entrees starting at $9.99 or a three course meal starting at $12.99 by adding a bistro salad or soup and a petite treat dessert. The four entrees featured are: Chicken & Sausage Al Forno, Tuscan Grilled Meatloaf, Sirloin Tips & Chicken Tenders and Chicken Sorrentino. Several new beverages will be featured including the Cape Coral Margarita and White Satin Sangria. This promotion is being supported with a chain-wide free standing insert which includes three coupon offers.”
Stoney River Legendary Steaks Restaurants
     Restaurant sales for Stoney River Legendary Steaks decreased 11.8 percent to $8.7 million in the fourth quarter. The same-store sales decrease in the quarter of 18.2 percent was comprised of a 3.0 percent increase in average check offset by a 20.6 percent decrease in guest counts. Average check for Stoney River in the fourth quarter was $48.96.
     “The sales decline at Stoney River reflects the ongoing pressure on upscale and polished casual restaurants associated with the volatile economic environment,” Burns said. “In order to strengthen our

CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
brand position and broaden our appeal, we plan to place more emphasis on value as a dining concept at Stoney River. In December we offered our guests a $25 gift certificate for every $100 in gift cards purchased. In 2009, we will continue to deliver value with offers to members of our Red Canoe SocietyTM as well as to guests dining in-restaurant with bounce back opportunities. In early November, Stoney River opened its newest location in Annapolis, MD where we are serving lunch and dinner.”
     “As announced on December 23, 2008, I will be retiring as Chairman and Chief Executive Officer effective February 12, 2009,” Burns said. “It has been my privilege to work at O’Charley’s for 25 years, including the past 16 as Chief Executive Officer. The O’Charley’s family is very close to me and I have great confidence in their ability to lead the Company in this difficult economic environment through their ‘Passion to Serve.’ I give my sincerest thanks to all of my co-workers for their support during my career and I wish all of you great success in the future.”
As previously announced, the Company’s Board of Directors has initiated a nationwide search for a new Chief Executive Officer. The Company recently engaged Russell Reynolds Associates Inc. to conduct the search.
Investor Conference Call and Web Simulcast
     O’Charley’s Inc. will conduct a conference call on its 2008 fourth quarter earnings release on February 5, 2009, at 11:00 a.m. Eastern. The number to call for this interactive teleconference is (800) 762-8908, and the confirmation passcode is 3964025. A replay of the conference call will be available through February 19, 2009, by dialing (800) 406-7325 and entering passcode 3964025.
     The live broadcast of O’Charley’s conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=2072326
     If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through February 19, 2009.
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 370 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 244 restaurants in 20 states in the Southeast and Midwest, including 232 company-owned and operated O’Charley’s restaurants, and 12 restaurants operated by franchisees and joint venture partners. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine restaurants in 115 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 11 Stoney River Legendary Steaks restaurants in seven states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.

Forward Looking Statement
CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,”“believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s fourth quarter and year end financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the continued deterioration in the United States economy and the related adverse effect on our sales of decreases in consumer spending; the Company’s ability to hire a new Chief Executive Officer; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to successfully implement and realize projected returns on investment from its re-branding efforts; the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the effect that the phase out of Kids Eat Free has on our results of operations; the Company’s ability to successfully implement and realize projected savings from changes to its supply chain; the effect of increased competition; the Company’s ability to sell closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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(Tables to Follow)

CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended December 28, 2008 and December 30, 2007
All percentages shown as a percentage of total revenue unless indicated otherwise

	2008		2007
	(in thousands, except per share data)
Revenues:
Restaurant sales	$202,717	99.9%	$214,959	99.9%
Commissary sales	0	0.0%	43	0.0%
Franchise and other revenue	163	0.1%	206	0.1%

	202,880	100.0%	215,208	100.0%

Costs and Expenses:
Cost of food and beverage	60,092	29.6%	64,049	29.8%
Payroll and benefits	71,830	35.4%	74,449	34.6%
Restaurant operating costs	41,616	20.5%	42,193	19.6%

Cost of restaurant sales(1)	173,538	85.6%	180,691	84.1%

Cost of commissary sales	0	0.0%	273	0.1%
Advertising and marketing expenses	7,674	3.8%	6,519	3.0%
General and administrative expenses	11,028	5.4%	10,335	4.8%
Depreciation and amortization	11,911	5.9%	12,126	5.6%
Impairment, disposal and restructuring charges	15,371	7.6%	2,931	1.4%
Goodwill impairment	45,669	22.5%	0	0.0%
Pre-opening costs	746	0.4%	520	0.2%

	265,937	131.1%	213,395	99.2%

(Loss)/Income from Operations	(63,057)	-31.1%	1,813	0.8%

Other Expense (Income):
Interest expense, net	4,071	2.0%	3,047	1.4%
Other, net	8	0.0%	1	0.0%

	4,079	2.0%	3,048	1.4%

Loss before Income Taxes	(67,136)	-33.1%	(1,235)	-0.6%

Income Tax Expense/(Benefit)	1,081	0.5%	(1,962)	-0.9%

Net (Loss) Earnings	$(68,217)	-33.6%	$727	0.3%

Basic (Loss) Earnings per Share:
Net (Loss) Earnings	$(3.34)		$0.03

Weighted Average Common Shares Outstanding	20,406		22,296

Diluted (Loss) Earnings per Share:
Net (Loss) Earnings	$(3.34)		$0.03

Weighted Average Common Shares Outstanding	20,406		22,453

(1)	Percentages calculated as a percentage of restaurant sales.
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CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
52 Weeks Ended December 28, 2008 and December 30, 2007
All percentages shown as a percentage of total revenue unless indicated otherwise

	2008		2007
		(in thousands, except per share data)
Revenues:
Restaurant sales	$930,317	99.9%	$969,497	99.2%
Commissary sales	0	0.0%	7,783	0.8%
Franchise and other revenue	843	0.1%	472	0.0%

	931,160	100.0%	977,752	100.0%

Costs and Expenses:
Cost of food and beverage	276,005	29.7%	284,099	29.3%
Payroll and benefits	325,996	35.0%	331,644	34.2%
Restaurant operating costs	187,966	20.2%	184,791	19.1%

Cost of restaurant sales(1)	789,967	84.9%	800,534	82.6%

Cost of commissary sales	0	0.0%	7,700	0.8%
Advertising expenses	34,257	3.7%	32,537	3.3%
General and administrative expenses	44,292	4.8%	48,670	5.0%
Depreciation and amortization	50,776	5.5%	50,882	5.2%
Impairment, disposal and restructuring charges	16,989	1.8%	16,537	1.7%
Goodwill impairment	93,656	10.1%	0	0.0%
Pre-opening costs	3,921	0.4%	3,065	0.3%

	1,033,858	111.0%	959,925	98.2%

(Loss)/Income from Operations	(102,698)	-11.0%	17,827	1.8%

Other Expense (Income):
Interest expense, net	14,966	1.6%	12,329	1.3%
Other, net	10	0.0%	(10)	0.0%

	14,976	1.6%	12,319	1.3%

(Loss)/Earnings before Income Taxes	(117,674)	-12.6%	5,508	0.6%

Income Tax Expense (Benefit)	14,823	1.6%	(1,724)	-0.2%

Net (Loss)/Earnings	$(132,497)	-14.2%	$7,232	0.7%

Basic (Loss)/Earnings per Share:
Net (Loss)/Earnings	$(6.34)		$0.31

Weighted Average Common Shares Outstanding	20,898		23,352

Diluted (Loss)/Earnings per Share:
Net (Loss)/Earnings	$(6.34)		$0.31

Weighted Average Common Shares Outstanding	20,898		23,644

(1)	Percentages calculated as a percentage of restaurant sales.
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CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At December 28, 2008 and December 30, 2007

	2008	2007
	(in thousands)
Cash	$6,818	$9,982

Other current assets	56,698	55,860

Property and equipment, net	412,289	435,752

Goodwill	0	93,461

Other intangible assets	25,946	25,946

Other assets	18,511	27,982

Total assets	$520,262	$648,983

Current portion of long-term debt and capital leases	$6,640	$8,597

Other current liabilities	88,759	78,390

Long-term debt, net of current portion	149,501	127,654

Capitalized lease obligations	3,439	8,984

Deferred income taxes	3,109	0

Other liabilities	57,804	59,832

Shareholders’ equity	211,010	365,526

Total liabilities and shareholders’ equity	$520,262	$648,983

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CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Summary Reconciliation
In the accompanying press release, the Company makes reference to loss from operations, net loss and diluted loss per share before certain reconciling items. The Company believes these measures are useful to investors for understanding the Company’s performance in the fourth quarter and year ended December 28, 2008.

	As			As
	Reported	Adjustments		Adjusted
12 weeks ended December 28, 2008 (in thousands except per share data)

Revenue	$202,880	$—		$202,880

Restaurant Operating Margin
Dollars	29,179	—		29,179
Percent of Restaurant Sales	14.4%			14.4%

(Loss) Income from Operations
Dollars	(63,057)	63,977	(1)	920
Percent of Revenue	-31.1%	31.5%		0.5%

(Loss) Earnings before Income Taxes	(67,136)	63,977		(3,159)
Income Tax (Benefit) Expense
Tax (benefit) expense on results	(25,119)	25,079	(2)	(40)
Valuation Allowance Effect	26,200	26,200	(3)	—

Net Loss	(68,217)	65,098		(3,119)
Loss per Share (4)	$(3.34)	$3.19		$(0.15)

	As			As
	Reported	Adjustments		Adjusted
52 weeks ended December 28, 2008

Revenue	$931,160	$—		$931,160

Restaurant Operating Margin
Dollars	140,350	—		140,350
Percent of Restaurant Sales	15.1%			15.1%

(Loss) Income from Operations
Dollars	(102,698)	114,676	(1)	11,978
Percent of Revenue	-11.0%	12.3%		1.3%

Loss before Income Taxes	(117,674)	114,676		(2,998)
Income Tax (Benefit)/Expense
Tax (benefit) expense on results	(46,798)	44,953	(2)	(1,845)
Valuation Allowance Effect	61,621	61,621	(3)	—

Net Loss	(132,497)	131,344		(1,154)
Loss per Share (4)	$(6.34)	$6.29		$(0.06)

(1)	Reflects the goodwill impairment charge recognized in 2008, other impairment charges and severance of $2.9 million (Q4) and $4.0 million in FY 2008. See next table for details of adjustments to Income from Operations

(2)	Reflects the tax effect of the impairment/other charges at the Company’s marginal tax rate.

(3)	Reflects the valuation allowance recognized in the fourth quarter and full year 2008.

(4)	The diluted loss per share calculation is rounded in the “As Adjusted” column
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CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Adjustments to Loss from Operations
(in $ thousands)

	Severance,	Restaurant
	Relocation,	Impairments	Goodwill	Total
	Recruiting	net of gains	Impairment	Adjustments
12 weeks ended December 28, 2008

General and administrative expenses	2,937			2,937
Impairment, disposal and restructuring charges		15,371		15,371

Goodwill impairment			45,669	45,669

Total	$2,937	$15,371	$45,669	$63,977

52 weeks ended December 28, 2008

General and administrative expenses	4,031			4,031
Impairment, disposal and restructuring charges		16,989		16,989

Goodwill impairment			93,656	93,656

Total	$4,031	$16,989	$93,656	$114,676

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CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Summary Reconciliation
In the accompanying press release, the Company makes reference to income from operations, net earnings and diluted earnings per share before certain reconciling items . The Company believes these measures are useful to investors for understanding the Company’s performance in the fourth quarter and 52-week period ended December 30, 2007.

	As Reported	Adjustments		As Adjusted
12 weeks ended December 30, 2007 (in thousands except per share data)

Revenue	$215,208	$—		$215,208

Restaurant Operating Margin
Dollars	34,268	—		34,268
Percent of Restaurant Sales	15.9%			15.9%

Income from Operations
Dollars	1,813	3,183	(1)	4,996
Percent of Revenue	0.8%	1.5%		2.3%

(Loss)/Earnings before Income Taxes	(1,235)	3,183		1,948

Income Tax (Benefit)/Expense	(1,962)	2,423		461

Net Earnings	727	760		1,487
Diluted Earnings per Share (2)	$0.03	$0.03		$0.07

	As			As
	Reported	Adjustments		Adjusted
52 weeks ended December 30, 2007

Revenue	$977,752	$—		$977,752

Restaurant Operating Margin
Dollars	168,963	0		168,963
Percent of Restaurant Sales	17.4%			17.4%

Income from Operations
Dollars	17,827	18,898	(1)	36,725
Percent of Revenue	1.8%	1.9%		3.8%

Earnings before Income Taxes	5,508	18,898		24,406

Income Tax (Benefit)/Expense	(1,724)	7,501		5,777

Net Earnings	7,232	11,397		18,629
Diluted Earnings per Share (2)	$0.31	$0.48		$0.79

(1)	See next table for details of adjustments to Income from Operations

(2)	The diluted earnings per share calculation is rounded in the “As Adjusted” column
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CHUX Reports Fourth Quarter Results for 2008

February 5, 2009
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Adjustments to Income from Operations
(in $ thousands)

	Severance,	Supply	Restaurant
	Relocation,	Chain	Impairments	Total
	Recruiting	Changes	net of gains	Adjustments
12 weeks ended December 30, 2007

General and administrative expenses	173			173

Impairment, disposal and restructuring charges		292	2,718	3,010

Total	$173	$292	$2,718	$3,183

52 weeks ended December 30, 2007

General and administrative expenses	2,569			2,569

Impairment, disposal and restructuring charges		10,215	6,114	16,329

Total	$2,569	$10,215	$6,114	$18,898

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